Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of XL Capital Ltd. of our report dated December 23, 1998 relating to the financial statements which appear in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 23, 1998 relating to the financial statement schedules, which appear in the Form 10-K.


/s/PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
June 17, 1999